UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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The Walt Disney Company
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The following are advertisements by The Walt Disney Company appearing on several websites beginning on March 1, 2024; each of the advertisements contain a hyperlink directing to VoteDisney.com which contains information previously filed:

HOW TO VOTE OUR BOARD REASONS TO VOTE A The EXPERT ANALYSIS NEWS & MEDIA CONTACTS Company Grow Strategy Fact vs Fiction

 Vote .Disney A 100-year track record of creativity, innovation and growth The Truth Matters Shareholders rightfully expect directors to base their statements on facts. The activist and their nominees have not lived up to this expectation. Read more about some important facts that we are highlighting. X false claim In his letter to shareholders, Nelson Peltz claims he has media expertise. | "By the way, they said I have no media experience*, I I don't claim to have any" Nelson Peltz CNBCJanuary 18, 2024 Read more | 01/03

Vote Disney A 100-year track record of creativity, innovation and growth GUARDIANS Now Streaming Vote Today Voting is quick and easy - here is what you need to know! Watch Video 02/03

 Vote Disney A 100-year track record of creativity, innovation and growth A Letter to Shareholders Read our Latest shareholder Letter highlighting the progress made and promises kept by the Disney Board and management team. Read more 03/03 how to vote OUR BOARD REASONS TO VOTE V The Walt Disney Company EXPERT ANALYSIS NEWS&MEDIA Company News The Walt Disney Company Press Releases February 2024 February 2024 February 2024 Fantasy Springs at Tokyo DisneySea Brings the Worlds of ‘Tangled.’ ‘Peter Pan’ and ‘Frozen’ to Life Bob Iger, CEO Of The Walt Disney Company. To Participate In The Morgan Stanley Technology, Media & Telecom Conference The Walt Disney Company Announces the 10th Year of the Disney Accelerator Program and its 2024 Participant Companies February 2024 February 2024 February 2024 Disney Board Of Directors Sends Letter To Shareholders Highlighting Clear Progress Made And Promises Kept As It Executes Strategic Transformation Marvel Studios' ‘Deadpool & Wolverine’ Trailer Smashes Record for Most Views of All Time Disney Board of Directors Sends Letter to Shareholders. Emphasizes Strong Results and Commitment to Driving Long-Term Shareholder Value

Vote Disney HOW TO VOTE OUR BOARD REASONS TO VOTE Open sub navigation EXPERT ANALYSIS NEWS & MEDIAOpen sub navigation CONTACTS LEGAL NOTICES Fantasy Springs at Tokyo DisneySea Brings the Worlds of ‘Tangled,’ ‘Peter Pan’ and ‘Frozen’ to Life There’s 100 days until Fantasy Springs—the eighth themed port at Tokyo DisneySea Park—comes to life on June 6. To celebrate, Disney has revealed a treasure trove of details about new areas inspired by three of Walt Disney Animation Studios’ most beloved films. There’s Rapunzel’s Forest from 2010’s Tangled, Peter Pan’s Never Land from 1953’s Peter Pan and Frozen Kingdom from the 2013 blockbuster, Frozen. Located at Tokyo DisneySea, Fantasy Spring finds itself nestled between the resort’s Lost River Delta and the Arabian Coast areas. The new port will be an entryway for guests into the magical worlds of these films, which will include innovative attractions, stunning restaurants, cozy shops, and the Tokyo DisneySea Fantasy Springs Hotel. Here’s a brief look at what’s to come.

Rapunzel’s Forest Tangled is one of Disney’s most popular films and for the first time in any Disney Park guests will be able to partake in the story of Rapunzel through festivities, locales, and encounters. For starters, there’s Rapunzel’s Lantern Festival. This lovely gondola tour will be both romantic and thrilling as it tells the story of Rapunzel exploring the kingdom of Corona and falling for thief Flynn Rider (AKA Eugene Fitzherbert).

For refreshments, there’s the Snuggly Duckling—the famed watering hole from the film—at which many ruffians dreamt of having more in their lives. This counter-service restaurant will be tucked away among the trees and will offer delectable food choices such as the Duckling’s Dream Cheeseburger. Peter Pan’s Never Land You won’t have fly to the second star to the right to land in Peter Pan’s Never Land any longer thanks to Fantasy Springs. There’ll be plenty of excitement when guests come aboard Peter Pan’s Never Land Adventure. The attraction allows guests to soar alongside Peter Pan, Tinker Bell and the Lost Kids as they attempt to save John from the clutches of Captain Hook

Swashbuckling can make you hungry, so luckily Lookout Cookout—a counter service restaurant—will offer all types of food and drink including the Lost Kids’ Snack Box. The Box comes with chicken tenders, seaweed fritters, banana and shrimp chips, and a Pixie Dust Soda (Kiwi) that comes with a star-shaped topping that dissolves into the drink, creating a silver sparkling effect inspired by Tinker Bell’s magical pixie dust. And if you’re still hungry, you can fly over to Popcorn Wagon to snack on roast beef flavored popcorn—available for the first time at Tokyo Disney Resort.

 Frozen Kingdom Whether it’s summer or winter, the joys of Frozen will come to life at Frozen Kingdom. The Fantasy Springs area will invite guests to enjoy the sights, tastes, and fun of Arendelle—the kingdom and home of Anna, Elsa and the other beloved characters from the hit franchise, Frozen. You can set out on a voyage via Anna and Elsa’s Frozen Journey, which takes guests on an adventurous and heartwarming tale of the two sisters. The boat adventure will include popular songs from the original film as well as memories of the excitement and love that Anna and Elsa share. After the adventure, guests can dine at the Royal Banquet of Arendelle.

This counter-service restaurant will include books and artwork from the world of Frozen. Guests will also be able to eat delicious meals inspired by the film, including Arendelle’s Royal Set — a meal served to guests in a basket that has a variety of mouthwatering dishes from appetizers to dessert. Tokyo DisneySea Fantasy Springs Hotel Beyond the worlds of the film, guests can also rest their heads at the Tokyo DisneySea Fantasy Springs Hotel. The park-integrated Disney hotel is situated near Fantasy Springs, which allows guests to be immersed in the world during their stay at this hotel. Interiors will be inspired by Disney princesses, flora and fauna with motifs of the themed port, and more. The hotel is made up of two buildings: Fantasy Chateau, a deluxe type, and Grand Chateau, a luxury type which will offer the finest accommodation experience at Tokyo Disney Resort.

The expansive Fantasy Springs at Tokyo DisneySea is just another example of The Walt Disney Company’s commitment to turbocharging its parks, resorts, and experiences. Disney announced in September of 2023 that it’s developing plans to accelerate and expand investment in its Experiences segment to nearly double capital expenditures over the course of approximately 10 years to roughly $60 billion. Massive lands such as Zootopia at Shanghai Disney Resort and World of Frozen at Hong Kong Disneyland resort—which opened last year—as well as the upcoming Tiana’s Bayou Adventure at Disneyland Resort in Anaheim, California and Walt Disney World Resort in Orlando, Florida are all state of the art investments in the future of Disney Experiences.

Vote Disney HOW TO VOTE OUR BOARD REASONS TO VOTEOpen sub navigation EXPERT ANALYSIS NEWS & MEDIAOpen sub navigation CONTACTS LEGAL NOTICES Bob Iger, CEO Of The Walt Disney Company, To Participate In The Morgan Stanley Technology, Media & Telecom Conference BURBANK, Calif., February 27, 2024 – Bob Iger, Chief Executive Officer, The Walt Disney Company (NYSE: DIS) will participate in a question-and-answer session at the Morgan Stanley Technology, Media & Telecom Conference on Tuesday, March 5, 2024 at approximately 1:15 p.m. ET/ 10:15 a.m. PT. To stream live, please visit www.disney.com/investors. A recording of the question-and-answer session will be archived on our website. Contacts: Alexia Quadrani Investor Relations (818) 560-6601 David Jefferson Corporate Communications (818) 560-4832

Vote Disney HOW TO VOTE OUR BOARD REASONS TO VOTEOpen sub navigation  EXPERT ANALYSIS NEWS & MEDIAOpen sub navigation  CONTACTS LEGAL NOTICES  The Walt Disney Company Announces the 10th Year of the Disney Accelerator Program and its 2024 Participant Companies The Walt Disney Company announced today the 10th year of Disney Accelerator, a business development program designed to accelerate the growth of innovative companies from around the world. As it marks a decade of investment in innovation through the Disney Accelerator, Disney also announced the five companies joining the 2024 program. These companies are focused on exploring how emerging technologies can be used as tools to foster human creativity and imagination and help shape the future of media and technology. “Disney has always been a leader in innovation, understanding and embracing technological shifts to enhance experiences and bring timeless stories to life. The Disney Accelerator allows us to continue this legacy of innovation and the responsible use of technology in service of storytelling,” said Bonnie Rosen, GM of the Disney Accelerator. “As we kick off the 10th year of the program, we are joined by leading companies that share our belief in the unmatched power of human creativity and imagination, exploring new ways to bring Disney magic to fans everywhere.”

The companies selected to participate in the 2024 Disney Accelerator program are: AudioShake: AudioShake is an audio technology company that uses AI to separate the layers of recorded sound in order to make audio interactive, editable, and customizable. ElevenLabs: ElevenLabs is a voice AI research and deployment company that creates realistic, versatile, and contextually aware AI audio. Nuro: Nuro is an autonomous vehicle company that builds custom, electric, zero-occupant vehicles for the delivery of goods. PrometheanAI: PrometheanAI is a company that provides a suite of tools for virtual world creation and digital asset management using natural language prompts. StatusPro: StatusPro is an immersive entertainment company that leverages virtual and augmented reality to create first-person sports gaming experiences. For 100 years, Disney has continuously invented, built, and utilized technologies in service of stories and experiences. The companies in the 2024 Disney Accelerator share in Disney’s commitment to exploring the benefits that artificial intelligence may offer to enable human imagination and creativity in a responsible and ethical way. Since 2014, the Disney Accelerator has connected more than 60 global companies, including innovators like Epic Games, Kahoot!, Illumix and Inworld, with the creativity, imagination, and expertise of Disney. Over the course of the program, each participant company receives guidance from Disney’s senior leadership team. The 2024 Disney Accelerator program will conclude with a Demo Day in the spring at The Walt Disney Studios lot in Burbank, CA. For more information on the 2024 Disney Accelerator program, visit http://DisneyAccelerator.com.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, beliefs, plans, strategies, business or financial prospects or outlook, future shareholder value, priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; further deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content; consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.disney.com/investors.

Participants

Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.